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                                                                Exhibit 99(h)(5)

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (the "Agreement") is made and entered into as of May 1, 2002, between Morgan Stanley Investments LP, formerly known as Miller Anderson & Sherrerd, LP ("MSI" or the "Assignor") and Morgan Stanley Investment Management Inc. ("MSIM" or the "Assignee").

                               W I T N E S S E T H

     WHEREAS, Assignor currently serves as the administrator to the portfolios of The Universal Institutional Funds, Inc., formerly known as Morgan Stanley Universal Funds, Inc., a Maryland corporation ("UIF" or the "Fund"), pursuant to an administration agreement dated September 9, 1996 between the Assignor and UIF (the "Administration Agreement") that was previously approved by a majority of the directors of UIF and by those directors of UIF who are not "interested persons" under the Investment Company Act of 1940, as amended; and

     WHEREAS, MSIM is authorized to conduct business under the name Miller Anderson & Sherrerd, LLP ("MAS") and MSI is not so authorized;

     WHEREAS, management has recommended for a variety of business reasons that the administrator to the Fund have the ability to use the name "MAS;"

     WHEREAS, on December 13, 2001 the Board of Directors of UIF voted to approve the assignment of the Advisory Agreement between UIF and MSI to MSIM for the afore mentioned reasons;

     WHEREAS, management believes that it would be in the best interest of the Fund for the Administration Agreement to also be assigned to MSIM; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Administration Agreement and the Assignee proposes to accept assignment of such rights and assume corresponding obligations from the Assignor on such terms;

     WHEREAS, the assumption by MSIM of MSI's administration activities for UIF would not effect any change in the administrative services provided to UIF;

     WHEREAS, after the assumption by MSIM of MSI's administration activities for UIF, the key personnel within MSI that provide administrative services to UIF would be joint officers of both MSI and MSIM and would continue to operate under the same conditions as those under which they operated prior to the assumption of obligations;

     WHEREAS, the assumption by MSIM of MSI's administration activities for UIF will not result in any change in the content of the Administration Agreement, including the compensation that would be received by the administrator, other than the change of the name of the administrator to MSIM doing business as "MAS;"

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     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     The parties agree as follows:

          1. Assignment. Subject to the terms and conditions set forth herein, the Assignor hereby irrevocably transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein) to the Assignee, and the Assignee hereby irrevocably accepts from the Assignor all right, title and interest of the Assignor under the Administration Agreement and assumes all obligations and duties of the Assignor under the Administration Agreement from and after the Effective Date. The Assignee is not assuming hereby any liabilities for any act or omission of the Assignor which took place prior to the Effective Date.

          2. Undertaking and Further Assurances. Each of the parties hereto agrees to take such further action as may be reasonably requested by the other party hereto and as shall be necessary or reasonably desirable to further effectuate the purposes of this Agreement.

          3. Representations and Warranties. Each of the Assignor and the Assignee represent and warrant to the other that: (a) it has full power and legal right to execute and deliver this Agreement and to perform the obligations set forth in this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all necessary action on its part, corporate or otherwise, and do not violate any provisions of its charter or by-laws; and (c) this Agreement constitutes its legal, valid and binding obligation. The Assignor hereby further represents and warrants to the Assignee that it is the legal and beneficial owner of its right, title and interest in the Administration Agreement, free and clear of all liens and adverse claims created by the Assignor.

          4. Effective Date; Related Payment Obligations. The assignment to the Assignee made pursuant to this Agreement shall be effective as of the date hereof (the "Effective Date") when the Assignee has received, by facsimile or otherwise, copies of the counterparts of this Agreement duly executed by the Assignor, the Assignee, and UIF.

          5. Notice of Assignment. The Assignor hereby gives, and UIF by its signature hereto hereby acknowledges, notice of the assignment and assumption of Assignor's right, title, interest, obligations and duties under the Administration Agreement, and this Agreement shall be deemed to constitute effective notice under the Administration Agreement. From and after the Effective Date, (a) all fees and other amounts that would otherwise be payable to the Assignor in respect of the Administration Agreement shall be paid to the Assignee, and (b) if the Assignor receives any payment in connection with the Administration Agreement, the Assignor shall hold such payment for the benefit of the Assignee and shall promptly deliver it to the Assignee.

          6. Independent Investigation. The Assignee acknowledges that it is assuming the right, title, interest, obligations and duties under the Administration Agreement from the Assignor without representation or warranty except as provided in Section 3 hereof.

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The Assignee further acknowledges that it has made its own independent investigation of UIF and its portfolios. Except as set forth in Section 3, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made pursuant to or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, or the Administration Agreement, or any other instrument or document furnished pursuant hereto or thereto. The Assignor has not acted nor will it be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Administration Agreement or this Agreement. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on the Administration Agreement and such documents and information as it has deemed appropriate, made its own decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of UIF.

          7. Effect of Assignment. From and after the Effective Date, the Assignee shall be deemed automatically to have become a party to the Administration Agreement and shall have all the rights, obligations and duties of an investment adviser under the Administration Agreement and shall be bound by the terms and conditions thereof as if it were an original signatory thereto. The assignment provided for herein shall be without recourse to the Assignor.

          8. Integration. This Agreement shall supersede any prior agreement or understanding between the parties as to the subject matter hereof.

          9. Counterparts; Successors and Assigns. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall be binding upon the parties and their respective successors and assigns.

          10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to New York's conflicts of law principles, provided, that nothing herein shall be construed as being inconsistent with the Investment Company Act of 1940, as amended.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                       MORGAN STANLEY INVESTMENTS LP,
                                       formerly, MILLER ANDERSON & SHERRERD, LP
                                         as Assignor



                                       By: ______________________________
                                           Name:
                                           Title:




                                       MORGAN STANLEY INVESTMENT
                                       MANAGEMENT INC.,
                                         as Assignee



                                       By: ______________________________
                                           Name:
                                           Title:

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Acknowledged and Accepted:

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.



By: _________________________
    Name:
    Title:

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